UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐     Preliminary Consent Revocation Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Consent Revocation Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12
EMULEX CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[The following statement was issued to the media by Emulex Corporation in response to Broadcom
Corporation’s extension of its tender offer announced on June 18, 2009.]
We believe stockholders agree with our Board that Broadcom’s offer significantly undervalues Emulex, as evidenced by the meager less than three percent of outstanding shares tendered into the offer and the fact that the stock has continuously traded well above Broadcom’s offer since its announcement. We continue to strongly recommend against Broadcom’s offer and their consent solicitation, which is nothing more than an attempt to gain leverage for themselves, replace our Board with hand-picked Broadcom nominees, and further their inadequate offer.